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FOR IMMEDIATE RELEASE
August 13, 2002

               RSTAR CORPORATION AND GILAT SATELLITE NETWORKS LTD.
                   ANNOUNCE COMPLETION OF THE EXCHANGE OFFER

SAN RAMON, CALIFORNIA, AND PETAH TIKVA, ISRAEL, AUGUST 13, 2002 - rStar Corporation (Nasdaq: RSTRC) and Gilat Satellite Networks Ltd. (Nasdaq: GILTF), a worldwide leader in satellite networking technology, announced today that, on August 9, 2002, they accepted for exchange 6,315,789 shares of rStar common stock validly tendered in the exchange offer, which is the maximum number of shares rStar and Gilat offered to exchange in the exchange offer. The exchange offer expired at midnight, New York City time, on Friday, August 2, 2002.

The exchange agent for the exchange offer advised rStar and Gilat that a total of 19,086,916 shares of rStar common stock had been validly tendered in the exchange offer. Because more than the maximum 6,315,789 shares of rStar common stock had been validly tendered, the proration provisions described in the Offer to Exchange/Prospectus dated June 25, 2002 applied. The exchange agent further advised rStar and Gilat that the final proration factor applicable to each rStar stockholder who validly tendered their shares in the exchange offer is 33.08965 %. The consideration for each of the rStar shares accepted for exchange, consisting of a $1.58 and 0.0738 of a Gilat ordinary share, will be distributed by the exchange agent in the coming weeks.

With the completion of the exchange offer and rStar's acquisition of the StarBand Latin America business from Gilat, Gilat's beneficial ownership of the outstanding rStar shares increases to approximately 85 %.

ABOUT GILAT SATELLITE NETWORKS LTD.

Gilat Satellite Networks Ltd., with its global subsidiaries Spacenet Inc. and Gilat Latin America, is a leading provider of telecommunications solutions based on Very Small Aperture Terminal (VSAT) satellite network technology - with nearly 400,000 VSATs shipped worldwide. Gilat markets the Skystar Advantage, DialAw@y IP, FaraWay, Skystar 360E and SkyBlaster* 360 VSAT products in more than 70 countries around the world. The Company provides satellite-based, end-to-end enterprise networking and rural telephony solutions to customers across six continents, and markets interactive broadband data services. The Company is a joint venture partner in SATLYNX, a provider of two-way satellite broadband services in Europe, with SES GLOBAL and, following the execution of a definitive agreement and regulatory approval, Alcatel Space and SkyBridge, subsidiaries of Alcatel. Skystar Advantage(R), DialAw@y IP(TM)


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and FaraWay(TM) are trademarks or registered trademarks of Gilat Satellite
Networks Ltd. or its subsidiaries. Visit Gilat at www.gilat.com. (*SkyBlaster is marketed in the United States by StarBand Communications Inc. under its own brand name.)

ABOUT rSTAR CORPORATION

rStar (Nasdaq: RSTRC) through its r)Star Broadband Networks, Inc. subsidiary, develops, provides and manages satellite-based networks for large-scale deployment across corporate enterprises and user communities of interest. rStar's core products include remote high-speed Internet access, data delivery, high-quality video and networking services distributed through its satellite broadband Internet gateway and bi-directional solutions. rStar's technology assures instantaneous, consistent, secure and reliable delivery of content within the rStar network. rStar is located in San Ramon, California, and can be reached at 925-543-0300 or at www.rstar.com on the Web

IMPORTANT LEGAL INFORMATION

Certain statements made herein that are not historical are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. The words "estimate", "project", "intend", "expect", "believe" and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties. Many factors could cause the actual results, performance or achievements of rStar and Gilat to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, among others, changes in general economic and business conditions. For additional information regarding these and other risks and uncertainties associated with rStar and Gilat's business, reference is made to rStar's and Gilat's reports filed from time to time with the Securities and Exchange Commission

The safe-harbor provided by the Private Securities Litigation Reform Act of 1995 is not available to forward-looking statements made in the context of the exchange offer for rStar shares.

FOR FURTHER INFORMATION:

GILAT COMPANY CONTACT:
Tim Perrott
Vice President, Investor Relations
Gilat Satellite Networks
McLean, Virginia
703-848-1515
Tim.Perrott@spacenet.com

GILAT  INVESTOR RELATIONS CONTACT:
Ruder Finn, Inc.
Magda Gagliano
212-593-6319
gaglianom@ruderfinn.com


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RSTAR CORPORATION CONTACT:
Juleen Murray
925-543-9239

RSTAR INVESTOR RELATIONS CONTACT:
Pondel/Wilkinson Group, Los Angeles (Investor Relations)
Cecilia A. Wilkinson/Julie MacMedan
310-207-9300
investor@pondel.com


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